News Release
Trustmark Corporation Announces 2007 Financial Results
and Declares $0.23 Quarterly Dividend

Jackson, Miss. – January 22, 2008 – Trustmark Corporation (NASDAQ:TRMK) announced net income of $23.8 million in the fourth quarter of 2007, which represented basic earnings per share of $0.42.  Trustmark’s fourth quarter net income produced a return on average tangible shareholders’ equity of 16.28% and a return on average assets of 1.06%.  Earnings during the fourth quarter included an accrual for expenses due to the Visa antitrust litigation and the correction of an error for an under accrual of interest income for prior periods related to loan fees.  Collectively, these two items increased net income in the fourth quarter by $1.5 million, or $0.026 per share.  For the year ended December 31, 2007, Trustmark’s net income totaled $108.6 million, which represented basic earnings per share of $1.88.  Trustmark’s performance in 2007 resulted in a return on average tangible equity of 19.17% and a return on average assets of 1.23%.  Highlights during the fourth quarter of 2007 include:
•	Proactive management of homebuilder credit deterioration in Florida Panhandle
•	Solid loan growth during the quarter led by increases in Houston and Mississippi Gulf Coast markets
•	Continued expense management philosophy reflected in improved efficiency
•	Mortgage Banking income increased despite difficult residential environment

During the fourth quarter of 2007, Trustmark’s loan loss provision totaled $17.0 million, an increase of $12.0 million relative to the third quarter of 2007.  The increased provision is due to weakening of homebuilder credit quality in Trustmark’s Florida Panhandle market.  Trustmark’s total credit exposure in this market is $712 million, or approximately 10% of the Corporation’s total loans, and is predominately real estate related.
Nonperforming assets at December 31, 2007 totaled $73.5 million, up $22.2 million relative to the prior quarter, to represent 1.02% of total loans and other real estate.  The increase in nonperforming assets was attributable to the Corporation’s Florida Panhandle operation and consisted principally of four residential real estate credits.  Net charge-offs in the fourth quarter increased to 0.53% of average loans.  Trustmark’s allocation of its allowance for loan losses represented 1.48% of commercial loans and 0.59% of consumer and home mortgage loans, resulting in an allowance to total loans of 1.13% at December 31, 2007.
Richard G. Hickson, Chairman and CEO, stated, “While Trustmark is not a sub-prime lender, we are not immune to the credit and market conditions facing the financial services industry.  Management is actively engaged in the resolution of credit issues in the Florida Panhandle.  We are closely monitoring the impact of declining real estate values on our borrowers and proactively addressing these situations.  The loan portfolios in our other geographic markets, which constitute 90% of our total loans, are not experiencing any significant credit issues at this time.
“We continued the repositioning of our balance sheet during the fourth quarter as maturing, lower yield investment securities were replaced with quality, higher yield loans.  Average loans increased $178.8 million, or 2.6%, during the fourth quarter of 2007 relative to the prior quarter.  During the quarter, loan growth was primarily commercial in nature and the disciplined reduction of our home mortgage loan portfolio continued.  From a geographic perspective, loan growth was most evident in our Houston and Southern Mississippi markets,” said Hickson.
Earnings during the fourth quarter included the correction of an error for an under accrual of interest income in prior periods related to loan fees that increased net income by $2.0 million, or $0.035 per share.  Excluding this amount, the net interest margin in the fourth quarter expanded to 3.95%, reflecting loan growth and the prudent management of Trustmark’s funding base.
Trustmark’s expense management initiatives continued to gain momentum.  Noninterest expense in the fourth quarter totaled $69.7 million, up $1.2 million or 1.8% from the prior quarter.  Earnings in the fourth quarter included a charge related to the Corporation’s share of legal contingencies concerning the Visa antitrust litigation that decreased net income by $500 thousand, or $0.009 per share.  Excluding this charge, noninterest expenses increased $434 thousand, or 0.63%, from the prior quarter.
Hickson commented, “Revenue generation and expense management remain key areas of focus.  We will continue to make investments to support revenue growth and profitability as well as reallocate resources to our higher growth markets.  During 2007, Trustmark opened a total of five additional banking centers in its Hattiesburg, Houston, Jackson, and Memphis markets.  During 2008, six additional banking centers are expected to open in the Florida Panhandle, Houston, Jackson, Memphis and Mississippi Gulf Coast markets.
“Noninterest income in Trustmark’s Mortgage Banking division increased during the fourth quarter by $2.5 million, or 98.4%, relative to the prior quarter in part to its successful mortgage serving rights hedging strategy.  Trustmark’s home mortgage and home equity loan portfolios continue to perform well despite the challenging residential environment,” said Hickson.
Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per common share.  The dividend is payable March 15, 2008 to shareholders of record on March 1, 2008.  Hickson commented, “The fundamental strengths of Trustmark’s businesses remain strong despite the challenges posed in the current economic and market environment.  Trustmark remains a profitable, well-capitalized financial services organization with the financial flexibility to succeed in a changing marketplace.”

ADDITIONAL INFORMATION
As previously announced, Trustmark will host a conference call with analysts on Wednesday, January 23 at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 397-0300, passcode 5859487 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com.  A replay of the conference call will also be available through Wednesday, January 30 in archived format at the same web address or by calling (888) 203-1112, passcode 5859487.
Trustmark is a financial services company providing banking and financial solutions through over 150 offices and 2,600 associates in Florida, Mississippi, Tennessee and Texas.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this document are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.
            These risks could cause actual results to differ materially from current expectations of Management and include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, material changes in market interest rates, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, changes in existing regulations or the adoption of new regulations, natural disasters, acts of war or terrorism, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of Trustmark’s borrowers, the ability to control expenses, changes in Trustmark’s compensation and benefit plans, greater than expected costs or difficulties related to the integration of new products and lines of business and other risks described in Trustmark’s filings with the Securities and Exchange Commission.
Although Management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Trustmark undertakes no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Contacts:
Investors:	Louis E. Greer	Joseph Rein
	Treasurer and	First Vice President
	Principal Financial Officer	601-208-6898
601-208-2310

Media:	Melanie A. Morgan
First Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2007
($ in thousands except per share data)
(unaudited)

	Quarter Ended December 31,
AVERAGE BALANCES	2007	2006	$ Change	% Change
Securities AFS-taxable	$435,438	$750,742	$(315,304)	-42.0%
Securities AFS-nontaxable	46,898	56,367	(9,469)	-16.8%
Securities HTM-taxable	192,878	197,633	(4,755)	-2.4%
Securities HTM-nontaxable	82,963	93,549	(10,586)	-11.3%
Total securities	758,177	1,098,291	(340,114)	-31.0%
Loans	7,149,243	6,659,605	489,638	7.4%
Fed funds sold and rev repos	25,960	22,559	3,401	15.1%
Total earning assets	7,933,380	7,780,455	152,925	2.0%
Allowance for loan losses	(73,659)	(75,336)	1,677	-2.2%
Cash and due from banks	257,319	334,008	(76,689)	-23.0%
Other assets	807,307	786,317	20,990	2.7%
Total assets	$8,924,347	$8,825,444	$98,903	1.1%

Interest-bearing demand deposits	$1,160,823	$1,215,676	$(54,853)	-4.5%
Savings deposits	1,608,125	1,639,028	(30,903)	-1.9%
Time deposits less than $100,000	1,570,687	1,623,573	(52,886)	-3.3%
Time deposits of $100,000 or more	1,058,165	993,324	64,841	6.5%
Total interest-bearing deposits	5,397,800	5,471,601	(73,801)	-1.3%
Fed funds purchased and repos	517,424	402,057	115,367	28.7%
Short-term borrowings	413,676	308,299	105,377	34.2%
Subordinated notes	49,703	10,259	39,444	n/m
Junior subordinated debt securities	70,104	70,104	-	n/m
Total interest-bearing liabilities	6,448,707	6,262,320	186,387	3.0%
Noninterest-bearing deposits	1,419,364	1,528,891	(109,527)	-7.2%
Other liabilities	137,197	139,544	(2,347)	-1.7%
Shareholders' equity	919,079	894,689	24,390	2.7%
Total liabilities and equity	$8,924,347	$8,825,444	$98,903	1.1%

n/m - not meaningful

	Year-to-date December 31,
AVERAGE BALANCES	2007	2006	$ Change	% Change
Securities AFS-taxable	$573,940	$846,718	$(272,778)	-32.2%
Securities AFS-nontaxable	50,763	57,720	(6,957)	-12.1%
Securities HTM-taxable	195,468	200,501	(5,033)	-2.5%
Securities HTM-nontaxable	86,030	93,439	(7,409)	-7.9%
Total securities	906,201	1,198,378	(292,177)	-24.4%
Loans	6,893,402	6,297,161	596,241	9.5%
Fed funds sold and rev repos	40,850	26,004	14,846	57.1%
Total earning assets	7,840,453	7,521,543	318,910	4.2%
Allowance for loan losses	(72,365)	(74,924)	2,559	-3.4%
Cash and due from banks	287,113	327,320	(40,207)	-12.3%
Other assets	790,636	653,549	137,087	21.0%
Total assets	$8,845,837	$8,427,488	$418,349	5.0%

Interest-bearing demand deposits	$1,186,683	$1,003,649	$183,034	18.2%
Savings deposits	1,708,378	1,677,921	30,457	1.8%
Time deposits less than $100,000	1,593,945	1,505,213	88,732	5.9%
Time deposits of $100,000 or more	1,031,382	862,050	169,332	19.6%
Total interest-bearing deposits	5,520,388	5,048,833	471,555	9.3%
Fed funds purchased and repos	447,438	471,386	(23,948)	-5.1%
Short-term borrowings	269,102	520,942	(251,840)	-48.3%
Long-term FHLB advances	-	2,825	(2,825)	-100.0%
Subordinated notes	49,692	2,586	47,106	n/m
Junior subordinated debt securities	70,104	25,895	44,209	n/m
Total interest-bearing liabilities	6,356,724	6,072,467	284,257	4.7%
Noninterest-bearing deposits	1,455,494	1,417,470	38,024	2.7%
Other liabilities	130,244	136,674	(6,430)	-4.7%
Shareholders' equity	903,375	800,877	102,498	12.8%
Total liabilities and equity	$8,845,837	$8,427,488	$418,349	5.0%

n/m - not meaningful

	December 31,
PERIOD END BALANCES	2007	2006	$ Change	% Change
Securities available for sale	$442,345	$758,272	$(315,927)	-41.7%
Securities held to maturity	275,096	292,243	(17,147)	-5.9%
Total securities	717,441	1,050,515	(333,074)	-31.7%
Loans held for sale	147,508	95,375	52,133	54.7%
Loans	7,040,792	6,563,153	477,639	7.3%
Fed funds sold and rev repos	17,997	27,259	(9,262)	-34.0%
Total earning assets	7,923,738	7,736,302	187,436	2.4%
Allowance for loan losses	(79,851)	(72,098)	(7,753)	10.8%
Cash and due from banks	292,983	392,083	(99,100)	-25.3%
Mortgage servicing rights	67,192	69,272	(2,080)	-3.0%
Goodwill	291,177	290,363	814	0.3%
Identifiable intangible assets	28,102	32,960	(4,858)	-14.7%
Other assets	443,461	392,088	51,373	13.1%
Total assets	$8,966,802	$8,840,970	$125,832	1.4%

Noninterest-bearing deposits	$1,477,171	$1,574,769	$(97,598)	-6.2%
Interest-bearing deposits	5,392,101	5,401,395	(9,294)	-0.2%
Total deposits	6,869,272	6,976,164	(106,892)	-1.5%
Fed funds purchased and repos	460,763	470,434	(9,671)	-2.1%
Short-term borrowings	474,354	271,067	203,287	75.0%
Subordinated notes	49,709	49,677	32	n/m
Junior subordinated debt securities	70,104	70,104	-	n/m
Other liabilities	122,964	112,189	10,775	9.6%
Total liabilities	8,047,166	7,949,635	97,531	1.2%
Common stock	11,933	12,226	(293)	-2.4%
Surplus	124,161	158,856	(34,695)	-21.8%
Retained earnings	797,993	740,870	57,123	7.7%
Accum other comprehensive
loss, net of tax	(14,451)	(20,617)	6,166	n/m
Total shareholders' equity	919,636	891,335	28,301	3.2%
Total liabilities and equity	$8,966,802	$8,840,970	$125,832	1.4%

Total interest-bearing liabilities	$6,447,031	$6,262,677	$184,354	2.9%

n/m - not meaningful

	Quarter Ended December 31,
INCOME STATEMENTS	2007	2006	$ Change	% Change
Interest and fees on loans-FTE	$133,088	$120,235	$12,853	10.7%
Interest on securities-taxable	6,505	9,426	(2,921)	-31.0%
Interest on securities-tax exempt-FTE	2,352	2,699	(347)	-12.9%
Interest on fed funds sold and rev repos	317	309	8	2.6%
Other interest income	501	684	(183)	-26.8%
Total interest income-FTE	142,763	133,353	9,410	7.1%
Interest on deposits	47,911	48,615	(704)	-1.4%
Interest on fed funds pch and repos	5,499	4,528	971	21.4%
Other interest expense	7,055	5,555	1,500	27.0%
Total interest expense	60,465	58,698	1,767	3.0%
Net interest income-FTE	82,298	74,655	7,643	10.2%
Provision for loan losses	17,001	(909)	17,910	n/m
Net interest income after provision-FTE	65,297	75,564	(10,267)	-13.6%
Service charges on deposit accounts	13,908	13,855	53	0.4%
Insurance commissions	7,630	7,869	(239)	-3.0%
Wealth management	6,969	5,937	1,032	17.4%
General banking - other	6,177	6,534	(357)	-5.5%
Mortgage banking, net	4,967	2,549	2,418	94.9%
Other, net	2,604	2,216	388	17.5%
Nonint inc-excl sec gains, net	42,255	38,960	3,295	8.5%
Security gains, net	2	27	(25)	-92.6%
Total noninterest income	42,257	38,987	3,270	8.4%
Salaries and employee benefits	42,446	40,515	1,931	4.8%
Services and fees	9,375	9,676	(301)	-3.1%
Net occupancy-premises	4,716	4,687	29	0.6%
Equipment expense	4,165	3,936	229	5.8%
Other expense	9,020	8,577	443	5.2%
Total noninterest expense	69,722	67,391	2,331	3.5%
Income before income taxes and tax eq adj	37,832	47,160	(9,328)	-19.8%
Tax equivalent adjustment	2,375	2,573	(198)	-7.7%
Income before income taxes	35,457	44,587	(9,130)	-20.5%
Income taxes	11,628	15,168	(3,540)	-23.3%
Net income	$23,829	$29,419	$(5,590)	-19.0%

Earnings per share
Basic	$0.42	$0.50	$(0.08)	-16.0%

Diluted	$0.42	$0.50	$(0.08)	-16.0%

Weighted average shares outstanding
Basic	57,272,408	58,644,851		-2.3%

Diluted	57,341,472	59,062,050		-2.9%

Period end shares outstanding	57,272,408	58,676,586		-2.4%

Dividends per share	$0.2300	$0.2200		4.5%

n/m - not meaningful

	Year-to-date December 31,
INCOME STATEMENTS	2007	2006	$ Change	% Change
Interest and fees on loans-FTE	$506,671	$436,587	$70,084	16.1%
Interest on securities-taxable	31,784	41,576	(9,792)	-23.6%
Interest on securities-tax exempt-FTE	9,943	11,034	(1,091)	-9.9%
Interest on fed funds sold and rev repos	2,147	1,327	820	61.8%
Other interest income	2,116	2,230	(114)	-5.1%
Total interest income-FTE	552,661	492,754	59,907	12.2%
Interest on deposits	200,375	153,840	46,535	30.2%
Interest on fed funds pch and repos	20,224	20,228	(4)	0.0%
Other interest expense	21,761	28,107	(6,346)	-22.6%
Total interest expense	242,360	202,175	40,185	19.9%
Net interest income-FTE	310,301	290,579	19,722	6.8%
Provision for loan losses	23,784	(5,938)	29,722	n/m
Net interest income after provision-FTE	286,517	296,517	(10,000)	-3.4%
Service charges on deposit accounts	54,179	53,212	967	1.8%
Insurance commissions	35,286	33,871	1,415	4.2%
Wealth management	25,755	23,183	2,572	11.1%
General banking - other	24,876	22,867	2,009	8.8%
Mortgage banking, net	12,024	10,030	1,994	19.9%
Other, net	10,215	10,043	172	1.7%
Nonint inc-excl sec gains, net	162,335	153,206	9,129	6.0%
Security gains, net	112	1,922	(1,810)	n/m
Total noninterest income	162,447	155,128	7,319	4.7%
Salaries and employee benefits	170,722	159,690	11,032	6.9%
Services and fees	37,259	36,659	600	1.6%
Net occupancy-premises	18,517	17,120	1,397	8.2%
Equipment expense	16,039	14,899	1,140	7.7%
Other expense	33,912	32,112	1,800	5.6%
Total noninterest expense	276,449	260,480	15,969	6.1%
Income before income taxes and tax eq adj	172,515	191,165	(18,650)	-9.8%
Tax equivalent adjustment	9,518	10,008	(490)	-4.9%
Income before income taxes	162,997	181,157	(18,160)	-10.0%
Income taxes	54,402	61,884	(7,482)	-12.1%
Net income	$108,595	$119,273	$(10,678)	-9.0%

Earnings per share
Basic	$1.88	$2.11	$(0.23)	-10.9%

Diluted	$1.88	$2.09	$(0.21)	-10.0%

Weighted average shares outstanding
Basic	57,709,217	56,632,257		1.9%

Diluted	57,786,223	57,097,330		1.2%

Period end shares outstanding	57,272,408	58,676,586		-2.4%

Dividends per share	$0.8900	$0.8500		4.7%

n/m - not meaningful

	December 31,
NONPERFORMING ASSETS	2007	2006	$ Change	% Change
Nonaccrual loans	$65,173	$36,399	$28,774	79.1%
Restructured loans	-	-	-
Total nonperforming loans	65,173	36,399	28,774	79.1%
Other real estate	8,348	2,509	5,839	232.7%
Total nonperforming assets	73,521	38,908	34,613	89.0%
Loans past due over 90 days
Included in loan portfolio	4,853	2,957	1,896	64.1%
Serviced GNMA loans eligible for repch	11,847	8,510	3,337	39.2%
Total loans past due over 90 days	16,700	11,467	5,233	45.6%
Total nonperforming assets plus past
due over 90 days	$90,221	$50,375	$39,846	79.1%

	Quarter Ended December 31,
ALLOWANCE FOR LOAN LOSSES	2007	2006	$ Change	% Change
Beginning Balance	$72,368	$75,539	$(3,171)	-4.2%
Provision for loan losses	17,001	(909)	17,910	n/m
Charge-offs	(11,904)	(5,064)	(6,840)	135.1%
Recoveries	2,386	2,532	(146)	-5.8%
Net charge-offs	(9,518)	(2,532)	(6,986)	275.9%
Ending Balance	$79,851	$72,098	$7,753	10.8%

	Quarter Ended December 31,
CAPITAL RATIOS	2007	2006
EOP equity/ EOP assets	10.26%	10.08%
Average equity/average assets	10.30%	10.14%
EOP tangible equity/EOP tangible assets	6.94%	6.67%
Tier 1 leverage ratio	7.86%	7.65%
Tier 1 risk-based capital ratio	9.17%	9.60%
Total risk-based capital ratio	10.93%	11.40%

	Quarter Ended December 31,
FINANCIAL RATIOS	2007	2006
ROA	1.06%	1.32%
ROE	10.29%	13.05%
Return on average tangible equity	16.28%	21.22%
Interest margin - Yield - FTE (See Note 5)	6.98%	6.80%
Interest margin - Cost - FTE	3.02%	2.99%
Net interest margin - FTE (See Note 5)	3.95%	3.81%
Rate on interest-bearing liabilities	3.72%	3.72%
Efficiency ratio	56.80%	59.53%
Net charge offs/average loans	0.53%	0.15%
Provision for loan losses/average loans	0.94%	-0.05%
Nonperforming loans/total loans (incl LHFS)	0.91%	0.55%
Nonperforming assets/total loans (incl LHFS)	1.02%	0.58%
Nonperforming assets/total loans (incl LHFS) +ORE	1.02%	0.58%
ALL/nonperforming loans	122.52%	198.08%
ALL/total loans (excl LHFS)	1.13%	1.10%
Net loans (incl LHFS)/total assets	79.28%	74.50%

	Quarter Ended December 31,
COMMON STOCK PERFORMANCE	2007	2006
Market value of stock-Close	$25.36	$32.71
Market value of stock-High	$29.71	$33.61
Market value of stock-Low	$23.10	$30.84
Book value of stock	$16.06	$15.19
Tangible book value of stock	$10.48	$9.68
Market/Book value of stock	157.91%	215.34%

	December 31,
OTHER DATA	2007	2006
EOP Employees - FTE	2,612	2,707

n/m - not meaningful

	Year-to-date December 31,
ALLOWANCE FOR LOAN LOSSES	2007	2006	$ Change	% Change
Beginning Balance	$72,098	$76,691	$(4,593)	-6.0%
Provision for loan losses	23,784	(5,938)	29,722	n/m
Charge-offs	(26,790)	(14,938)	(11,852)	79.3%
Recoveries	10,759	10,966	(207)	-1.9%
Net charge-offs	(16,031)	(3,972)	(12,059)	n/m
Allowance of acquired bank	-	5,317	(5,317)	n/m
Ending Balance	$79,851	$72,098	$7,753	10.8%

	Year-to-date December 31,
CAPITAL RATIOS	2007	2006
EOP equity/ EOP assets	10.26%	10.08%
Average equity/average assets	10.21%	9.50%
EOP tangible equity/EOP tangible assets	6.94%	6.67%
Tier 1 leverage ratio	7.86%	7.65%
Tier 1 risk-based capital ratio	9.17%	9.60%
Total risk-based capital ratio	10.93%	11.40%

	Year-to-date December 31,
FINANCIAL RATIOS	2007	2006
ROA	1.23%	1.42%
ROE	12.02%	14.89%
Return on average tangible equity	19.17%	20.78%
Interest margin - Yield - FTE (See Note 5)	7.02%	6.55%
Interest margin - Cost - FTE	3.09%	2.69%
Net interest margin - FTE (See Note 5)	3.92%	3.86%
Rate on interest-bearing liabilities	3.81%	3.33%
Efficiency ratio	58.80%	58.90%
Net charge offs/average loans	0.23%	0.06%
Provision for loan losses/average loans	0.35%	-0.09%
Nonperforming loans/total loans (incl LHFS)	0.91%	0.55%
Nonperforming assets/total loans (incl LHFS)	1.02%	0.58%
Nonperforming assets/total loans (incl LHFS) +ORE	1.02%	0.58%
ALL/nonperforming loans	122.52%	198.08%
ALL/total loans (excl LHFS)	1.13%	1.10%
Net loans (incl LHFS)/total assets	79.28%	74.50%

	Year-to-date December 31,
COMMON STOCK PERFORMANCE	2007	2006
Market value of stock-Close	$25.36	$32.71
Market value of stock-High	$33.69	$33.61
Market value of stock-Low	$23.10	$27.01
Book value of stock	$16.06	$15.19
Tangible book value of stock	$10.48	$9.68
Market/Book value of stock	157.91%	215.34%

n/m - not meaningful

	Quarter Ended
AVERAGE BALANCES	12/31/2007	9/30/2007	$ Change	% Change
Securities AFS-taxable	$435,438	$525,858	$(90,420)	-17.2%
Securities AFS-nontaxable	46,898	48,818	(1,920)	-3.9%
Securities HTM-taxable	192,878	194,356	(1,478)	-0.8%
Securities HTM-nontaxable	82,963	84,767	(1,804)	-2.1%
Total securities	758,177	853,799	(95,622)	-11.2%
Loans	7,149,243	6,970,434	178,809	2.6%
Fed funds sold and rev repos	25,960	30,201	(4,241)	-14.0%
Total earning assets	7,933,380	7,854,434	78,946	1.0%
Allowance for loan losses	(73,659)	(70,950)	(2,709)	3.8%
Cash and due from banks	257,319	260,997	(3,678)	-1.4%
Other assets	807,307	792,967	14,340	1.8%
Total assets	$8,924,347	$8,837,448	$86,899	1.0%

Interest-bearing demand deposits	$1,160,823	$1,166,548	$(5,725)	-0.5%
Savings deposits	1,608,125	1,671,993	(63,868)	-3.8%
Time deposits less than $100,000	1,570,687	1,575,320	(4,633)	-0.3%
Time deposits of $100,000 or more	1,058,165	1,037,785	20,380	2.0%
Total interest-bearing deposits	5,397,800	5,451,646	(53,846)	-1.0%
Fed funds purchased and repos	517,424	491,488	25,936	5.3%
Short-term borrowings	413,676	314,264	99,412	31.6%
Subordinated notes	49,703	49,696	7	n/m
Junior subordinated debt securities	70,104	70,104	-	n/m
Total interest-bearing liabilities	6,448,707	6,377,198	71,509	1.1%
Noninterest-bearing deposits	1,419,364	1,423,745	(4,381)	-0.3%
Other liabilities	137,197	135,469	1,728	1.3%
Shareholders' equity	919,079	901,036	18,043	2.0%
Total liabilities and equity	$8,924,347	$8,837,448	$86,899	1.0%

n/m - not meaningful

PERIOD END BALANCES	12/31/2007	9/30/2007	$ Change	% Change
Securities available for sale	$442,345	$519,920	$(77,575)	-14.9%
Securities held to maturity	275,096	278,385	(3,289)	-1.2%
Total securities	717,441	798,305	(80,864)	-10.1%
Loans held for sale	147,508	133,693	13,815	10.3%
Loans	7,040,792	6,917,541	123,251	1.8%
Fed funds sold and rev repos	17,997	28,625	(10,628)	-37.1%
Total earning assets	7,923,738	7,878,164	45,574	0.6%
Allowance for loan losses	(79,851)	(72,368)	(7,483)	10.3%
Cash and due from banks	292,983	306,107	(13,124)	-4.3%
Mortgage servicing rights	67,192	73,253	(6,061)	-8.3%
Goodwill	291,177	291,177	-	n/m
Identifiable intangible assets	28,102	29,313	(1,211)	-4.1%
Other assets	443,461	405,341	38,120	9.4%
Total assets	$8,966,802	$8,910,987	$55,815	0.6%

Noninterest-bearing deposits	$1,477,171	$1,435,231	$41,940	2.9%
Interest-bearing deposits	5,392,101	5,467,221	(75,120)	-1.4%
Total deposits	6,869,272	6,902,452	(33,180)	-0.5%
Fed funds purchased and repos	460,763	525,142	(64,379)	-12.3%
Short-term borrowings	474,354	340,598	133,756	39.3%
Subordinated notes	49,709	49,701	8	n/m
Junior subordinated debt securities	70,104	70,104	-	n/m
Other liabilities	122,964	115,453	7,511	6.5%
Total liabilities	8,047,166	8,003,450	43,716	0.5%
Common stock	11,933	11,933	-	0.0%
Surplus	124,161	123,227	934	0.8%
Retained earnings	797,993	787,356	10,637	1.4%
Accum other comprehensive
loss, net of tax	(14,451)	(14,979)	528	n/m
Total shareholders' equity	919,636	907,537	12,099	1.3%
Total liabilities and equity	$8,966,802	$8,910,987	$55,815	0.6%

Total interest-bearing liabilities	$6,447,031	$6,452,766	$(5,735)	-0.1%

n/m - not meaningful

	Quarter Ended
INCOME STATEMENTS	12/31/2007	9/30/2007	$ Change	% Change
Interest and fees on loans-FTE	$133,088	$129,394	$3,694	2.9%
Interest on securities-taxable	6,505	7,181	(676)	-9.4%
Interest on securities-tax exempt-FTE	2,352	2,422	(70)	-2.9%
Interest on fed funds sold and rev repos	317	397	(80)	-20.2%
Other interest income	501	482	19	3.9%
Total interest income-FTE	142,763	139,876	2,887	2.1%
Interest on deposits	47,911	50,423	(2,512)	-5.0%
Interest on fed funds pch and repos	5,499	5,898	(399)	-6.8%
Other interest expense	7,055	6,186	869	14.0%
Total interest expense	60,465	62,507	(2,042)	-3.3%
Net interest income-FTE	82,298	77,369	4,929	6.4%
Provision for loan losses	17,001	4,999	12,002	n/m
Net interest income after provision-FTE	65,297	72,370	(7,073)	-9.8%
Service charges on deposit accounts	13,908	13,849	59	0.4%
Insurance commissions	7,630	8,983	(1,353)	-15.1%
Wealth management	6,969	6,507	462	7.1%
General banking - other	6,177	6,111	66	1.1%
Mortgage banking, net	4,967	2,503	2,464	98.4%
Other, net	2,604	3,593	(989)	-27.5%
Nonint inc-excl sec gains, net	42,255	41,546	709	1.7%
Security gains, net	2	23	(21)	-91.3%
Total noninterest income	42,257	41,569	688	1.7%
Salaries and employee benefits	42,446	42,257	189	0.4%
Services and fees	9,375	9,285	90	1.0%
Net occupancy-premises	4,716	4,753	(37)	-0.8%
Equipment expense	4,165	3,922	243	6.2%
Other expense	9,020	8,271	749	9.1%
Total noninterest expense	69,722	68,488	1,234	1.8%
Income before income taxes and tax eq adj	37,832	45,451	(7,619)	-16.8%
Tax equivalent adjustment	2,375	2,283	92	4.0%
Income before income taxes	35,457	43,168	(7,711)	-17.9%
Income taxes	11,628	14,087	(2,459)	-17.5%
Net income	$23,829	$29,081	$(5,252)	-18.1%

Earnings per share
Basic	$0.42	$0.51	$(0.09)	-17.6%

Diluted	$0.42	$0.51	$(0.09)	-17.6%

Weighted average shares outstanding
Basic	57,272,408	57,267,119		0.0%

Diluted	57,341,472	57,526,573		-0.3%

Period end shares outstanding	57,272,408	57,272,408		0.0%

Dividends per share	$0.2300	$0.2200		4.5%

n/m - not meaningful

NONPERFORMING ASSETS	12/31/2007	9/30/2007	$ Change	% Change
Nonaccrual loans	$65,173	$45,449	$19,724	43.4%
Restructured loans	-	-	-
Total nonperforming loans	65,173	45,449	19,724	43.4%
Other real estate	8,348	5,870	2,478	42.2%
Total nonperforming assets	73,521	51,319	22,202	43.3%
Loans past due over 90 days
Included in Loan Portfolio	4,853	9,521	(4,668)	-49.0%
Serviced GNMA loans eligible for repch	11,847	9,539	2,308	24.2%
Total loans past due over 90 days	16,700	19,060	(2,360)	-12.4%
Total nonperforming assets plus past
due over 90 days	$90,221	$70,379	$19,842	28.2%

	Quarter Ended
ALLOWANCE FOR LOAN LOSSES	12/31/2007	9/30/2007	$ Change	% Change
Beginning Balance	$72,368	$70,948	$1,420	2.0%
Provision for loan losses	17,001	4,999	12,002	240.1%
Charge-offs	(11,904)	(6,417)	(5,487)	85.5%
Recoveries	2,386	2,838	(452)	-15.9%
Net charge-offs	(9,518)	(3,579)	(5,939)	165.9%
Ending Balance	$79,851	$72,368	$7,483	10.3%

	Quarter Ended
CAPITAL RATIOS	12/31/2007	9/30/2007
EOP equity/ EOP assets	10.26%	10.18%
Average equity/average assets	10.30%	10.20%
EOP tangible equity/EOP tangible assets	6.94%	6.83%
Tier 1 leverage ratio	7.86%	7.79%
Tier 1 risk-based capital ratio	9.17%	9.20%
Total risk-based capital ratio	10.93%	10.89%

	Quarter Ended
FINANCIAL RATIOS	12/31/2007	9/30/2007
ROA	1.06%	1.31%
ROE	10.29%	12.80%
Return on average tangible equity	16.28%	20.41%
Interest margin - Yield - FTE (See Note 5)	6.98%	7.07%
Interest margin - Cost - FTE	3.02%	3.16%
Net interest margin - FTE (See Note 5)	3.95%	3.91%
Rate on interest-bearing liabilities	3.72%	3.89%
Efficiency ratio	56.80%	57.98%
Net charge offs/average loans	0.53%	0.20%
Provision for loan losses/average loans	0.94%	0.28%
Nonperforming loans/total loans (incl LHFS)	0.91%	0.64%
Nonperforming assets/total loans (incl LHFS)	1.02%	0.73%
Nonperforming assets/total loans (incl LHFS) +ORE	1.02%	0.73%
ALL/nonperforming loans	122.52%	159.23%
ALL/total loans (excl LHFS)	1.13%	1.05%
Net loans (incl LHFS)/total assets	79.28%	76.82%

	Quarter Ended
COMMON STOCK PERFORMANCE	12/31/2007	9/30/2007
Market value of stock-Close	$25.36	$28.04
Market value of stock-High	$29.71	$30.15
Market value of stock-Low	$23.10	$24.13
Book value of stock	$16.06	$15.85
Tangible book value of stock	$10.48	$10.25
Market/Book value of stock	157.91%	176.91%

OTHER DATA	12/31/2007	9/30/2007
EOP Employees - FTE	2,612	2,635

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2007 ($ in thousands except per share data) (unaudited)

 Note 1 – Financial Performance Non-GAAP Disclosures

Management is presenting, in the accompanying table, adjustments to net income as reported in accordance with generally accepted accounting principles resulting from significant items occurring during the periods presented.  Management believes this information will help users compare Trustmark’s current results to those of prior periods as presented in the table below.

	Quarter Ended
	12/31/2007		9/30/2007		12/31/2006
	Amount	Basic EPS	Amount	Basic EPS	Amount	Basic EPS

Net Income as reported-GAAP	$23,829	$0.416	$29,081	$0.508	$29,419	$0.502

Adjustments (net of taxes):
Correction of Accounting Error	(1,989)	(0.035)	-	-	-	-
Hurricane Katrina	-	-	-	-	(1,129)	(0.019)
Visa Litigation Contingency	494	0.009	-	-	-	-
	(1,495)	(0.026)	-	-	(1,129)	(0.019)

Net Income adjusted for specific items (Non-GAAP)	$22,334	$0.390	$29,081	$0.508	$28,290	$0.483

	Year-to-Date
	12/31/2007		12/31/2006
	Amount	Basic EPS	Amount	Basic EPS

Net Income as reported-GAAP	$108,595	$1.882	$119,273	$2.106

Adjustments (net of taxes):
Correction of Accounting Error	(1,623)	(0.028)	-	-
Hurricane Katrina	(665)	(0.012)	(5,688)	(0.100)
Visa Litigation Contingency	494	0.009	-	-
	(1,794)	(0.031)	(5,688)	(0.100)

Net Income adjusted for specific items (Non-GAAP)	$106,801	$1.851	$113,585	$2.006

Correction of Accounting Error
The fourth quarter consolidated financial statements include a pre-tax benefit of $3.2 million for the correction of an error relating to the amortization of deferred loan fees, which is included in interest income on loans.  Of this amount, $2.6 million arose in prior periods, while $593 thousand was incurred over the first three quarters of 2007.  Trustmark’s Management as well as the Audit and Finance Committee of the Board of Directors have reviewed this accounting error utilizing Securities and Exchange Commission Staff Accounting Bulletins (SAB) Nos. 99 and 108 and believe the impact of this error is not material to current or prior period consolidated financial statements.

Hurricane Katrina
In the third quarter of 2005, immediately following in the aftermath of Hurricane Katrina, Trustmark estimated possible pre-tax losses resulting from this storm of $11.7 million.  Trustmark revised these estimates quarterly and any subsequent adjustments are reflected in the table above, net of taxes.  At December 31, 2007, the allowance for loan losses included $594 thousand related to possible Hurricane Katrina losses.

Visa Litigation Contingency
During the fourth quarter of 2007, Trustmark accrued $800 thousand for the Visa litigation contingency relating to the VISA USA Inc. antitrust lawsuit settlement with American Express and other pending Visa litigation (reflecting Trustmark’s share as a Visa member).  This expense is expected to be offset by a gain that would be recognized upon Visa’s completion of its initial public offering.

Note 2 – Business Combinations

On August 25, 2006, Trustmark completed its merger with Houston-based Republic Bancshares of Texas, Inc. (Republic) in a business combination accounted for by the purchase method of accounting.   Trustmark purchased all the outstanding common and preferred shares of Republic for approximately $205.3 million.  The purchase price includes approximately 3.3 million in common shares of Trustmark valued at $103.8 million, $100.0 million in cash and $1.5 million in acquisition-related costs. The purchase price allocations are final.  At August 25, 2006, Republic had assets consisting of $21.1 million in cash and due from banks, $64.5 million in federal funds sold, $76.5 million in securities, $458.0 million in loans, $9.0 million in premises and equipment and $19.2 million in other assets as well as deposits of $593.3 million and borrowings and other liabilities of $14.2 million.  These assets and liabilities have been recorded at fair value based on market conditions and risk characteristics at the acquisition date.  Excess costs over tangible net assets acquired totaled $173.8 million, of which $19.3 million has been allocated to core deposits, $690 thousand to borrower relationships and $153.8 million to goodwill.

Note 3 – Loans and Allowance for Loan Losses

For the periods presented, loans consisted of the following:

	12/31/07	9/30/07	12/31/06
Loans secured by real estate:
Construction, land development and other land loans	$1,194,940	$1,155,737	$896,254
Secured by 1-4 family residential properties	1,694,757	1,756,427	1,842,886
Secured by nonfarm, nonresidential properties	1,325,379	1,269,625	1,326,658
Other	167,610	142,505	148,921
Loans to finance agricultural production and other loans to farmers	23,692	30,486	23,938
Commercial and industrial loans	1,283,014	1,241,772	1,106,460
Consumer loans	1,087,337	1,068,610	934,261
Obligations of states and political subdivisions	228,330	210,925	233,666
Other loans	35,733	41,454	50,109
Loans	7,040,792	6,917,541	6,563,153
Less Allowance for loan losses	79,851	72,368	72,098
Net Loans	$6,960,941	$6,845,173	$6,491,055

The allowance for loan losses is maintained at a level believed adequate by Management, based on estimated probable losses within the existing loan portfolio.  Trustmark’s allowance for probable loan loss methodology is based on guidance provided in SAB No. 102, “Selected Loan Loss Allowance Methodology and Documentation Issues,” as well as on other regulatory guidance. Accordingly, Trustmark’s methodology is based on historical loss experience by type of loan and internal risk ratings, homogeneous risk pools and specific loss allocations, with adjustments considering current economic events and conditions.  The provision for loan losses reflects loan quality trends, including the levels of and trends related to nonaccrual loans, past due loans, potential problem loans, criticized loans and net charge-offs or recoveries, among other factors, in compliance with the Interagency Policy Statement on the Allowance for Loan and Lease Losses published by the governmental regulating agencies for financial services companies.   Based on recommendations from regulatory authorities, Trustmark modified its methodology regarding industry concentrations for commercial loans.  This modification, which occurred during the third quarter of 2007, lowered specific industry reserves by $3.5 million, which were offset by increases in other quantitative and qualitative reserves for commercial loans.  Trustmark’s allocation of its allowance for loan losses represented 1.48% of commercial loans and 0.59% of consumer and home mortgage loans, resulting in an allowance of 1.13% at December 31, 2007, up from 1.05% at September 30, 2007.

During the fourth quarter of 2007, Trustmark’s provision for possible loan losses totaled $17.0 million, resulting in an allowance for loan losses of $79.9 million at December 31, 2007.  Trustmark’s provision for loan losses increased $12.0 million and the allowance for loan losses increased $7.5 million relative to the third quarter of 2007.  The increased provision is due to weakening of homebuilder credit quality in Trustmark’s Florida Panhandle market.

At December 31, 2007, Trustmark’s Florida loan portfolio totaled $712 million, or approximately 10% of the Company’s total loans.  The Florida Panhandle has experienced a significant decrease in real estate demand, resulting in nonaccrual loans increasing to $43.8 million, or 6.1% of its Florida loan portfolio.  In addition, net charge-offs in the Florida market during the fourth quarter totaled $3.7 million.  Management is actively engaged in the resolution of credit issues in the Florida Panhandle.  We are closely monitoring the impact of declining real estate values on our borrowers and proactively addressing these situations.   While Trustmark expects these actions will assist in the mitigation of the impact of the current credit cycle, weakness in its Florida residential real estate portfolio may continue during 2008.  The loan portfolios in our other geographic markets, which constitute 90% of our total loans, are not experiencing any significant credit issues at this time.

Note 4 – Mortgage Banking

Trustmark utilizes derivative instruments to offset changes in the fair value of mortgage servicing rights (MSR) attributable to changes in interest rates. Changes in the fair value of the derivative instrument are recorded in mortgage banking income, net and are offset by the changes in the fair value of MSR, as shown in the accompanying table.  MSR fair values represent the effect of present value decay and the effect of changes in interest rates.  Ineffectiveness of hedging MSR fair value is measured by comparing total hedge cost to the fair value of the MSR asset attributable to market changes.  During 2007, the impact of implementing this strategy resulted in a net positive ineffectiveness of $1.2 million.

The following table illustrates the components of mortgage banking income included in noninterest income in the accompanying income statements:

	Quarter Ended			Year-to-date
	12/31/07	9/30/07	12/31/06	12/31/07	12/31/06
Mortgage servicing income, net	$3,725	$3,503	$3,395	$14,184	$13,248
Change in fair value-MSR from market changes	(8,143)	(5,268)	1,008	(9,466)	3,122
Change in fair value-MSR from runoff	(2,064)	(2,681)	(2,204)	(9,343)	(9,858)
Change in fair value of derivatives	10,123	5,298	(1,411)	10,644	(2,298)
Gain on sales of loans	1,594	1,224	1,794	5,659	5,505
Other, net	(268)	427	(33)	346	311
Mortgage banking, net	$4,967	$2,503	$2,549	$12,024	$10,030

Note 5 – Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended			Year-to-date
	12/31/07	9/30/07	12/31/06	12/31/07	12/31/06
Securities – Taxable	4.11%	3.96%	3.94%	4.13%	3.97%
Securities - Nontaxable	7.19%	7.19%	7.14%	7.27%	7.30%
Securities – Total	4.63%	4.46%	4.38%	4.60%	4.39%
Loans	7.21%	7.36%	7.16%	7.31%	6.93%
FF Sold & Rev Repo	4.84%	5.22%	5.43%	5.26%	5.10%
Total Earning Assets	6.98%	7.07%	6.80%	7.02%	6.55%

Interest-bearing Deposits	3.52%	3.67%	3.53%	3.63%	3.05%
FF Pch & Repo	4.22%	4.76%	4.47%	4.52%	4.29%
Borrowings	5.25%	5.65%	5.67%	5.60%	5.09%
Total Interest-bearing Liabilities	3.72%	3.89%	3.72%	3.81%	3.33%

Net interest margin	3.95%	3.91%	3.81%	3.92%	3.86%

As discussed in Note 1, Trustmark corrected an accounting error in its consolidated financial statements resulting in a pre-tax benefit of $3.2 million and $2.6 million for the quarter and year ended December 31, 2007, respectively. This error correction has been excluded in the table above.  Including this error correction, Trustmark’s loan yield for the quarter and year ended December 31, 2007 was 7.39% and 7.35%, respectively, while the net interest margin for the quarter and year ended December 31, 2007 was 4.12% and 3.96%, respectively.

Note 6 – Subordinated Notes Payable and Junior Subordinated Debt Securities

In December 2006, Trustmark National Bank (TNB) issued $50.0 million aggregate principal amount of Subordinated Notes (the Notes) due December 15, 2016.  At December 31, 2007, the carrying amount of the Notes was $49.7 million.  The Notes, which are not redeemable prior to maturity, qualify as Tier 2 capital for both TNB and Trustmark. Proceeds from the sale of the Notes were used for general corporate purposes.

On August 18, 2006, Trustmark completed a private placement of $60.0 million of trust preferred securities through its Delaware trust affiliate, Trustmark Preferred Capital Trust I (the Trust).  Under applicable regulatory guidelines, these trust preferred securities qualify as Tier 1 capital.  The proceeds from the sale of the trust preferred securities were used by the Trust to purchase $61.856 million in aggregate principal amount of Trustmark’s junior subordinated debentures.

In addition, pursuant to the acquisition of Republic Bancshares of Texas, Inc. on August 25, 2006, Trustmark assumed the liability for $8.248 million in junior subordinated debt securities issued to Republic Bancshares Capital Trust I (Republic Trust), also a Delaware trust.  Republic Trust used the proceeds from the issuance of $8.0 million in trust preferred securities to acquire the junior subordinated debt securities.  Under applicable regulatory guidelines, these trust preferred securities qualify as Tier 1 capital.

As defined in applicable accounting standards, both Trustmark Preferred Capital Trust I and Republic Bancshares Capital Trust I, wholly-owned subsidiaries of Trustmark, are considered variable interest entities for which Trustmark is not the primary beneficiary.  Accordingly, the accounts of both trusts are not included in Trustmark’s consolidated financial statements.

Note 7 – Reclassification and Basis of Presentation

Trustmark’s investment in the stock of the Federal Reserve Bank (FRB) and Federal Home Loan Bank (FHLB) has been reclassed from investment securities to other assets because these equity securities do not have a readily determinable fair value which places them outside the scope of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” Period end balances of FRB and FHLB stock totaled $38.4 million at December 31, 2007, $33.2 million at September 30, 2007 and $34.0 million at December 31, 2006.

In addition, Trustmark has also reclassed its investment in Qualified Zone Academy Bonds (QZABs) from other assets into loans.  QZABs are part of a federal initiative that provides funds on a limited basis to schools that meet very specific criteria for construction and modernization projects.  To qualify for funds from this initiative a school must be located in a federal empowerment zone, an enterprise community or 35 percent or more of its students must qualify for free or reduced price lunch. Interest payments on QZABs, which are covered by the federal government, are provided to Trustmark in the form of tax credits, in lieu of cash.  Trustmark’s investment in QZABs will be measured in accordance with SFAS No. 115 as these investments meet the definition of a security, however, since Trustmark consistently reports investments of this nature as loans to states and political subdivisions, they will be classified as loans.  Period end balances of QZABs totaled $21.3 million at December 31, 2007, September 30, 2007 and December 31, 2006.

These reclassifications have been made to prior period amounts in order to conform to the current period presentation.